EXHIBIT 99.1

LITHIA MOTORS INC. DECLARES QUARTERLY DIVIDEND OF $0.14 PER SHARE FOR THE FOURTH QUARTER OF 2007

MEDFORD, OREGON, January 2, 2008 (Immediate) – Lithia Motors, Inc. (NYSE: LAD) today announced that the Board of Directors has approved a dividend of $0.14 per share for the fourth quarter of 2007. Lithia will pay the dividend January 30 to shareholders of record on January 16, 2008.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new and all brands of used vehicles at 109 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com , or through the recently launched www.L2.com . Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations